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                                                                    Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



As independent public accountant, I hereby consent to the use of my report included or made a part of this registration statement.



June 16, 1999                                    /s/ David R. Daggett, CPA
                                                     -------------------------
Torrington, Connecticut                              David R. Daggett, CPA